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                                                                    EXHIBIT 23.1

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-60640) of Roxio, Inc. of our report dated April 26, 2001 relating to the consolidated financial statements and the financial statement schedules, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
June 27, 2001